UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Medical Information Technology, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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MEDICAL INFORMATION TECHNOLOGY, INC.
2016 CHAIRMAN'S LETTER TO SHAREHOLDERS

To our Shareholders:

For 2015 combined product and service revenue was $475.5M, operating income was $67.1M and net income was $70.1M, down 8.0%, 38.4% and 43.3% compared to the prior year. Even though annual revenue and income declined again, MEDITECH continues to be quite profitable and financially strong. More importantly, quarterly reductions in total revenue and operating income have been reversed since 1st quarter 2015. In each subsequent quarter these operating results have surpassed those of the prior quarter. After three years of quarterly declines, we are finally growing again.

We enter 2016 with renewed hope and expectations. Our new products, implementation methods, and talented staff should result in a growing number of sales and implementations. Last year we brought a handful of customers live with our web and mobile based ambulatory system with more to come this year. Now our ability to demonstrate, sell and implement our browser based acute care system will re-establish MEDITECH's reputation by providing value based systems with cutting edge products and services which enhance the safety and productivity of the medical care delivered by our customers.

We ended the year with almost 3,750 staff members. We extend our gratitude to all those whose efforts produced these results:
  to those who design and develop our products,
  to those who market and sell our products and services,
  to those who install our products and provide our services, to those who send out the bills and collect the money, and to the clerical, administrative and maintenance staffs supporting the above.
In addition, we thank MEDITECH's Officers and managers for their efforts, dedication and loyalty as well as MEDITECH's Board members for their valued advice and active participation.

Dan Valente has served as a Board member for 44 years and we are so grateful for his wisdom during that time. Recently he has decided to step down and in so doing recommends that a woman be selected to replace him at the upcoming 2016 Annual Meeting of Shareholders. After having a men only Board for so long, of late mostly old men, recommending Barbara Manzolillo in particular will be a welcome change.

Stu Lefthes, Senior Vice President of Sales, is retiring this month after 33 years of service. We sincerely thank him for his leadership, his performance and, of course, his humor. We expect him to remain an active inspiring vision for all our sales representatives.

We provide herein the Formal Notice for the upcoming Annual Meeting of Shareholders, the Proxy Statement and the 2015 Annual Report on Form 10-K, which includes MEDITECH's Audited Financial Statements for the year just ended. Your individual Proxy Page and Statement of Stock Ownership as of March 25, 2016, is included in this distribution. We appreciate our Shareholder support and look forward to seeing you at the 2016 Annual Meeting on Monday, April 25, 2016.

A. Neil Pappalardo
Chairman
March 25, 2016

MEDICAL INFORMATION TECHNOLOGY, INC.
FORMAL NOTICE OF THE 2016 ANNUAL MEETING

To the Shareholders of Medical Information Technology, Inc.:

The 2016 Annual Meeting of Shareholders of Medical Information Technology, Inc. will be held at its corporate office, 1 Constitution Way, Foxborough, Massachusetts 02035, on Monday, April 25, 2016 at 8:30am for the following purposes:
  to consider and act upon a proposal to elect a Board of six Directors for the ensuing year to serve until the 2017 Annual Meeting of Shareholders and thereafter until their successors are chosen and qualified, to consider and act upon a proposal to ratify the selection of Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016, to consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.
Shareholders may visit our webpage at www.meditech.com/shareholder/reports.html to access the Proxy Statement, the Proxy Page, the 2015 Annual Report on Form 10-K and other SEC filings.

By order of the Board of Directors

Shannon Connell, Clerk
Westwood, Massachusetts
March 25, 2016

MEDICAL INFORMATION TECHNOLOGY, INC.
2016 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Medical Information Technology, Inc. ("MEDITECH") for use at the 2016 Annual Meeting of Shareholders to be held at its corporate office, 1 Constitution Way, Foxborough, Massachusetts 02035, on Monday, April 25, 2016 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Formal Notice of the 2016 Annual Meeting.

RECORD DATE

The Board has fixed the close of business on March 25, 2016 as the record date for the determination of Shareholders of MEDITECH's common stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). As of the Record Date there were 37,190,854 shares of common stock issued and outstanding and each such share is entitled to one vote on each proposal presented at the Annual Meeting.

ANNUAL REPORT TO SHAREHOLDERS

This Proxy Statement and the enclosed Proxy Page, along with the 2015 Annual Report on Form 10-K, which includes MEDITECH's Audited Financial Statements for the year just ended, is being disseminated to all Shareholders on March 25, 2016. MEDITECH will provide additional copies free of charge to its Shareholders upon request. Such requests should be directed to Shannon Connell, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090. In addition, Shareholders may visit our webpage at www.meditech.com/shareholder/reports.html to access the Proxy Statement, the Proxy Page, the 2015 Annual Report on Form 10-K and other SEC filings.

QUORUM

A quorum of Shareholders is necessary to hold a valid Annual Meeting. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you have returned a properly signed Proxy Page, you will be considered present at the meeting and part of the quorum. Abstentions are counted as shares present at the meeting in determining whether a quorum exists.

SOLICITATION OF PROXIES

This solicitation of proxies for use at the Annual Meeting is being made by the Board. The cost of soliciting proxies will be borne by MEDITECH. Proxies may be solicited, in person or by telephone, by Officers and regular employees of MEDITECH, who will receive no compensation for their services other than their normal salaries.

VOTING OF PROXIES

You can vote on matters which come before the Annual Meeting either by signing and returning the enclosed Proxy Page or by coming to the Annual Meeting and voting by ballot there.

If you sign and return the Proxy Page, the individuals named as proxies will vote your shares following your directions. If you do not make specific choices, the proxies will vote your shares for the election of each of the nominees for Director and for the ratification of the selection of Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for 2016. If any other matters are presented for action at the Annual Meeting, the proxies will vote your shares in their discretion. At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the Annual Meeting. There are three ways to revoke your proxy: (1) you may send in another Proxy Page with a later date; (2) you may notify MEDITECH's Clerk in writing before the Annual Meeting that you have revoked your proxy; or (3) you may vote in person by ballot at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed Proxy Page and return it promptly. If you do attend the Annual Meeting, you may vote your shares by ballot even though you have sent in your Proxy Page. However, simply attending the Annual Meeting will not revoke your proxy if you do not vote by ballot at the Annual Meeting.

PROPOSAL ONE: TO ELECT A BOARD OF DIRECTORS

The Board of Directors has nominated A. Neil Pappalardo, Lawrence A. Polimeno, Howard Messing, Roland L. Driscoll, Edward B. Roberts and Barbara A. Manzolillo for election as the six Directors at the 2016 Annual Meeting. The Board expects all nominees to attend the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR ALL SIX NOMINEES LISTED ABOVE.

The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy and voting at the Annual Meeting will be required to elect each of the nominees as a Director. If you vote for specific nominees rather than all of them, your vote will count for only those selected. You may withhold authority to vote for the nominees by indicating "NONE OF THE ABOVE" on your Proxy Page, in which case your vote will not count for any nominee. Each of the nominees has agreed to serve as a Director if elected, and MEDITECH has no reason to believe any nominee will be unable to serve. However, if any nominee should become unavailable, your shares will, to the extent they were to be voted in favor of such nominee, be voted for another nominee, if any, proposed by the Board.

COMMUNICATION WITH THE BOARD

MEDITECH Shareholders may recommend candidates to the Board for future consideration as potential Directors by submitting their names and appropriate background and biographical information. This information should be provided prior to the January Board meeting for the Board to have the opportunity to consider these candidates in the same manner as it considers other Board candidates.

MEDITECH Shareholders may send communications to the full Board or to specific Directors in care of Shannon Connell, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090. The Clerk will forward copies of such communications directly to the full Board or to specific Directors as requested.

DIRECTORS, EXECUTIVE OFFICERS OF THE COMPANY AND CORPORATE GOVERNANCE

All Directors are elected each year at the Annual Meeting of Shareholders. All Officers are elected at the first meeting of the Board following the Annual Meeting of Shareholders and hold office for one year. The address of all Directors and Officers is in care of Medical Information Technology, Inc., MEDITECH Circle, Westwood, MA 02090. The positions held by each Director and Officer on March 25, 2016, and a description of the business experience during the past five years of each are shown below. There are no family relationships among them.

Director or Officer	Age	Position with MEDITECH

A. Neil Pappalardo	73	Chairman and Director
Lawrence A. Polimeno	74	Vice Chairman and Director
Howard Messing	63	President, Chief Executive Officer and Director
Roland L. Driscoll	87	Director
Edward B. Roberts	80	Director
L. P. Dan Valente	85	Director
Barbara A. Manzolillo	63	Treasurer and Chief Financial Officer
Christopher Anschuetz	63	Senior Vice President of Technology
Robert G. Gale	69	Senior Vice President of Product Development
Steven B. Koretz	64	Senior Vice President of Client Services
Stuart N. Lefthes	63	Senior Vice President of Sales
Hoda Sayed-Friel	58	Executive Vice President of Client Services
Michelle O'Connor	50	Executive Vice President of Product Development
Leah Farina	48	Vice President of Client Services
Helen Waters	51	Vice President of Sales and Marketing
Scott Radner	51	Vice President of Technology

A. Neil Pappalardo, the founder and Chairman of MEDITECH, was its Chief Executive Officer until 2010, and has been a Director since 1969.

Lawrence A. Polimeno has been the Vice Chairman of MEDITECH since 2002, was its President and Chief Operating Officer prior to that, has been a Director since 1985, and has been with MEDITECH since 1969.

Howard Messing has been the President and Chief Executive Officer of MEDITECH since 2010, was its President and Chief Operating Officer prior to that, has been a Director since 2011, and has been with MEDITECH since 1974.

Roland L. Driscoll is the retired Chief Financial Officer of MEDITECH, has been a Director since 1985 and had been with MEDITECH since 1972 prior to his retirement in 1990.

Edward B. Roberts, co-founder of MEDITECH, is the David Sarnoff Professor of Management of Technology at the Sloan School of Management at the Massachusetts Institute of Technology, and has been a Director since 1969. He is also a Director of Sohu.com Inc.

L. P. Dan Valente is the retired Executive Chairman of Palomar Medical Technologies, Inc., the retired Senior Vice President of EG&G, Inc. and has been a Director since 1972.

Barbara A. Manzolillo has been the Treasurer and Chief Financial Officer since 1996, was Treasurer prior to that, and has been with MEDITECH since 1975.

Christopher Anschuetz has been the Senior Vice President of Technology since 2011, was Vice President of Technology prior to that, and has been with MEDITECH since 1975.

Robert G. Gale has been the Senior Vice President of Product Development since 2007, was Vice President of Product Development prior to that, and has been with MEDITECH since 1976.

Steven B. Koretz has been the Senior Vice President of Client Services since 2012, was Vice President of Client Services prior to that, and has been with MEDITECH since 1982.

Stuart N. Lefthes has been the Senior Vice President of Sales since 2012, was Vice President of Sales prior to that, and has been with MEDITECH since 1983.

Hoda Sayed-Friel has been the Executive Vice President of Client Services since 2014, was Vice President of Marketing prior to that, and has been with MEDITECH since 1986.

Michelle O'Connor has been the Executive Vice President of Product Development since 2012, was Vice President of Product Development prior to that, and has been with MEDITECH since 1988.

Leah Farina has been the Vice President of Client Services since 2010, was a Senior Manager prior to that, and has been with MEDITECH since 1989.

Helen Waters has been the Vice President of Sales and Marketing since 2014, was Vice President of Client Services prior to that, and has been with MEDITECH since 1990.

Scott Radner has been the Vice President of Technology since 2011, was a Senior Manager prior to that, and has been with MEDITECH since 1990.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors, currently consisting of 6 members, oversees MEDITECH's business affairs and monitors the performance of management. The Directors meet regularly with the Officers and our independent registered public accounting firm; read reports and other materials; and participate in Board and committee meetings. The Directors are actively involved in oversight of risks which could affect MEDITECH and receive regular quarterly reports from all the Officers which cover topics such as financial, technological, regulatory and reputation risk. Once a year the full Board meets with all the Officers to review their performance and responsibilities. During 2015 the Board held 4 regularly scheduled quarterly meetings and all 6 members attended all such meetings. Messrs. Driscoll, Roberts and Valente are "independent" as defined by the rules of the NYSE and NASDAQ. The Board has an Audit Committee and a Charitable Contribution Committee. During 2015 each committee member attended all committee meetings. The following is a description of the committees.

The Audit Committee consists of Messrs. Driscoll and Valente. Both members are former CPAs and audit committee financial experts within the meaning of applicable rules under the Securities Exchange Act of 1934, as amended. The committee met 5 times in 2015 to review accounting practices and advise MEDITECH's CFO. In addition, the committee met with MEDITECH's Independent Registered Public Accounting firm and reviewed MEDITECH's business operations, industry, financial performance, business and financial risks, processes and controls, key policies, legal and regulatory requirements, code of ethical conduct and new or unusual transactions. The Committee does not have a written charter. The Committee submits its annual report to the Board of Directors each April.

The Charitable Contribution Committee consists of Messrs. Pappalardo, Polimeno and Messing. This committee meets at least 6 times a year to review the criteria for the year's charitable contribution program, meets and evaluates each organization under consideration and determines the amount to be contributed to each organization for the year. During December 2015 the committee contributed $790,000 to 40 cultural, educational and social service organizations primarily within the greater Boston area.

The Board of Directors does not have a Compensation Committee nor a Nominating Committee. Instead, the full Board, because of its small size, carries out the duties of both Committees. The Board annually establishes the criteria for and the total amount of the Staff and Trust Bonus. In addition, the Board sets the compensation for each of the Officers. Messrs. Pappalardo, Polimeno, Messing and Driscoll are officers or former officers of MEDITECH. The Board considers a broad range of characteristics related to qualifications, background and diversity of nominees based on MEDITECH's current business needs. The Board has not adopted written guidelines regarding nominees for Director.

During 2005 a Code of Ethical Conduct was created by management and adopted by the Board of Directors in an effort to outline the principles established at MEDITECH which help guide the actions of its staff, Officers and Directors. This Code sets forth ethical standards of conduct for all to follow and provides a framework for decision-making. This Code is intended to promote proper conduct at all levels of business in compliance with all applicable laws and regulations as well as to deter wrongdoing. These guiding principles are designed to propel MEDITECH forward towards future success in a continued tradition of "ingenuity delivered with integrity" in all of our business relationships. The Code of Ethical Conduct is available on MEDITECH's web site and any waiver for senior management will be disclosed there as well.

Compensation of Directors: During 2015 the 3 independent members of the Board of Directors received a fee of $8,000 for each quarterly meeting fully attended, with such fee being deemed to also cover any special meetings, conference or committee time, and incidental expenses expended by such directors on behalf of MEDITECH. The 2 members of the audit committee received an additional fee of $2,000 each per quarter.

Annual Cash Bonus: MEDITECH pays a Staff Bonus to all staff members, including Officers, in recognition of services rendered by them during each calendar year. The individual portion of the Staff Bonus payable to each recipient is determined by prorating the sum of a recipient's last five years of cash compensation (capped at $600,000). Cash bonuses, although earned in a calendar year, are paid to the recipients during the following January. MEDITECH used to pay an additional bonus solely to the Officers, but this bonus was eliminated in 2015.

Profit Sharing Plan: MEDITECH maintains a qualified defined contribution plan for all of MEDITECH's staff known as the Medical Information Technology, Inc. Profit Sharing Plan. All of the staff who have completed one year of service participate in the Plan. The Board of Directors sets the annual contribution, which is allocated in proportion to total cash compensation of all eligible members for the Plan year (capped at $100,000). No allocation is allowable under this Plan to owners of 10% or more of MEDITECH's common stock. Contributions by members are not permitted. Benefits under the Plan are considered deferred compensation and become fully vested after five years of continuous service with MEDITECH. Members who have at least 20 years of service or who have incurred financial hardship may request in service withdrawals. Lump sum cash payment is made upon retirement, death, disability or termination of employment.

EXECUTIVE COMPENSATION

There are no employment contracts providing for continued compensation in effect for any Officer of MEDITECH. MEDITECH has no Stock Award programs, no Stock Option programs and no Non-equity Incentive plans. The compensation received or earned by MEDITECH's Chief Executive Officer, Chief Financial Officer and the three most highly compensated other Officers for the past 3 years ended December 31 is summarized in the following table. The deferred columns represent, respectively, the annual increase in the individual's balance in the MEDITECH Profit Sharing Plan and the individual's share of MEDITECH's annual contribution to this Plan. Note that the CEO and CFO did not receive an additional Officer Bonus in 2014 and all additional Officer Bonuses were eliminated in 2015.

Name and Position	Year	Salary	Bonus	Deferred	Deferred	Total

Howard Messing	2015	$360,000	$16,991	$61,265	$3,785	$442,041
President, CEO and	2014	300,000	19,377	69,401	4,382	393,160
Director	2013	300,000	624,042	80,092	5,286	1,009,420

Barbara A. Manzolillo	2015	$300,000	$16,991	$61,265	$3,785	$382,041
Treasurer and CFO	2014	252,000	19,377	69,401	4,382	345,160
	2013	252,000	374,042	80,092	5,286	711,420

Stuart N. Lefthes	2015	$264,000	$16,991	$61,265	$3,785	$346,041
Senior Vice President	2014	252,000	174,377	69,401	4,382	500,160
of Sales	2013	252,000	324,042	80,092	5,286	661,420

Hoda Sayed-Friel	2015	$264,000	$16,991	$55,124	$3,785	$339,900
Executive Vice President	2014	216,000	194,377	58,108	4,382	472,867
of Client Services	2013	216,000	374,042	61,695	5,286	657,023

Michelle O'Connor	2015	$264,000	$16,991	$35,231	$3,785	$320,007
Executive Vice President	2014	216,000	194,377	37,035	4,382	451,794
of Product Development	2013	216,000	374,042	39,179	5,286	634,507

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 25, 2016 with respect to the shares of common stock beneficially owned by each person known by MEDITECH to own more than 5% of MEDITECH's outstanding common stock, each Director of MEDITECH, each Executive Officer named in the Compensation Table and by all Directors and Officers of MEDITECH as a group. The number of shares beneficially owned is determined according to rules of the Securities and Exchange Commission. Under such rules, a person's beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power.

Name of	Number of Shares	Percentage
Shareholder,	of Common Stock	of Shares of
Director or Officer	Beneficially Owned	Common Stock

A. Neil Pappalardo*	16,290,927	43.80%
MEDITECH Profit Sharing Trust*	6,390,173	17.18%
Ruderman Group	3,666,040	9.86%
Curtis W. Marble	2,500,000	6.72%
Grossman Group	2,061,144	5.54%
Lawrence A. Polimeno	975,000	2.62%
Edward B. Roberts	676,879	1.82%
Roland L. Driscoll	528,000	1.42%
Howard Messing	405,000	1.09%
Barbara A. Manzolillo	195,000	0.52%
Stuart N. Lefthes	113,000	0.30%
L. P. Dan Valente	100,000	0.27%
Hoda Sayed-Friel	27,100	0.07%
Michelle O'Connor	21,000	0.06%
16 Directors and Officers as a Group*	19,676,506	52.91%

*The number of shares indicated for Mr. Pappalardo includes the shares owned by the MEDITECH Profit Sharing Trust. Mr. Pappalardo is the sole Trustee of the MEDITECH Profit Sharing Trust and therefore has the power to vote its shares in addition to his own 9,900,754 shares. Likewise the number of shares indicated for the 16 Directors and Officers as a Group includes the shares owned by the MEDITECH Profit Sharing Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2015, the MEDITECH Profit Sharing Trust filed Forms 4 for its purchases of MEDITECH stock, but some of these filings were late. To MEDITECH's knowledge, based solely on a review of the reports given to MEDITECH, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater-than-10% shareholders were satisfied in 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A. Neil Pappalardo, Chairman and Director, purchased for cash from MEDITECH 25,000 shares of common stock at $45 per share in February 2013. He did not purchase any additional shares from MEDITECH in February 2014 or 2015.

Lawrence A. Polimeno, Vice Chairman and Director, purchased for cash from MEDITECH 5,000 shares of common stock at $45 per share in February 2013. He did not purchase any additional shares from MEDITECH in February 2014 or 2015.

Howard Messing, President, Chief Executive Officer and Director, purchased for cash from MEDITECH 5,000 shares of common stock at $45 per share in February 2013. He did not purchase any additional shares from MEDITECH in February 2014 or 2015.

Barbara A. Manzolillo, Treasurer and Chief Financial Officer, purchased for cash from MEDITECH 5,000 shares of common stock at $45 per share in February 2013. She did not purchase any additional shares from MEDITECH in February 2014 or 2015.

Stuart N. Lefthes, Senior Vice President of Sales, did not purchase any additional shares from MEDITECH in February 2013, 2014 or 2015.

Hoda Sayed-Friel, Executive Vice President of Client Services, purchased for cash from MEDITECH 500 shares of common stock at $45 per share in February 2013. She did not purchase any additional shares from MEDITECH in February 2014 or 2015.

Michelle O'Connor, Executive Vice President of Product Development, purchased for cash from MEDITECH 1,000 shares of common stock at $45 per share in February 2013. She did not purchase any additional shares from MEDITECH in February 2014 or 2015.

The Board of Directors approved all of these transactions.

PROPOSAL TWO: TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for the year ending December 31, 2016. The Board does not expect a representative of Wolf & Company to be present at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR PROPOSAL TWO AND RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the selection of the Independent Registered Public Accounting Firm requires the affirmative vote of a majority of the shares voting on the matter. For this purpose, abstentions will not have any effect on the vote.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

March 4, 2016

To the Board of Directors of Medical Information Technology, Inc.:

We have reviewed and discussed with management MEDITECH's audited financial statements as of and for the year ended December 31, 2015.

We have discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Auditing Statement No. 16, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the Independent Registered Public Accounting Firm its independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in MEDITECH's Annual Report on Form 10-K for the year ended December 31, 2015.

L. P. Dan Valente and Roland L. Driscoll

During 2015, audit and non-audit services included auditing MEDITECH's financial statements, reviewing unaudited quarterly financial information, and discussing various accounting, tax, and regulatory matters. Fees paid or to be paid for such services for the three years ended December 31 are as follows:

	2013	2014	2015

Annual audit and quarterly reviews	$925,000	$250,000	$265,000
Audit related to Profit Sharing Trust	20,000	17,500	22,000

	$945,000	$267,500	$287,000

$600,000 of the 2013 annual audit fees set forth above relates to the revenue recognition matter described in Part II, Item 9B of MEDITECH's Annual Report on Form 10-K for the year ended December 31, 2015. It is the policy of the Audit Committee to approve all audit and non-audit services to be provided to MEDITECH by its Independent Registered Public Accounting Firm and the above amounts were so approved.

SHAREHOLDER PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

The Board of Directors carefully considers all proposals and suggestions from Shareholders. When adoption is in the best interest of MEDITECH and its Shareholders, and can be accomplished without Shareholder approval, the proposal will be implemented without inclusion in the proxy material or presentation to Shareholders for consideration at the Annual Meeting.

Examples of Shareholder suggestions which have been adopted over the years include improved procedures involving dividend payments and Shareholder disclosure materials, and changes or additions to the proxy material concerning such matters as abstentions from voting and confidentiality of Shareholder voting.

Shareholder proposals submitted for inclusion in MEDITECH's Proxy Statement and Proxy Page for next year's Annual Meeting must be received by MEDITECH at its corporate offices on or before November 25, 2016 and must comply with the rules of the SEC governing the form and content of such proposals, in order to be considered for inclusion in MEDITECH's Proxy Statement and Proxy Page. Any such proposals should be directed to Shannon Connell, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090.

Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to Shareholder proposals which are not included in MEDITECH's Proxy Statement as described above. However, the discretionary voting authority may be limited as to a proposal that is received by MEDITECH at the above address on or before February 8, 2017 and as to which the proponent satisfies certain SEC requirements.

STOCK PRICE PERFORMANCE

No public trading market exists for MEDITECH's common stock, and accordingly MEDITECH has not prepared a comparative performance graph as such. However, for shareholder reference, shown below are two comparative tables.

Table 1 shows the year-end fair share values of MEDITECH's common stock as determined by MEDITECH's Board of Directors. Because MEDITECH does not believe it can reasonably identify a group of peer issuers, it has instead included for comparative purposes the corresponding year-end values for the S&P 600 small-cap index. This table does not include any dividends received.

Table 1	2010	2011	2012	2013	2014	2015

MEDITECH common	$40.00	$43.00	$45.00	$45.00	$45.00	$45.00
S&P 600 small-cap	415.73	415.07	476.57	665.54	695.08	671.74

Table 2 shows the changes in the relative year-end values assuming an initial investment of $100 in each on December 31, 2010, but includes the reinvestment of dividends received.

Table 2	2010	2011	2012	2013	2014	2015

MEDITECH common	$100.00	$114.31	$126.86	$135.31	$144.34	$153.06
S&P 600 small-cap	$100.00	$100.62	$115.92	$161.72	$169.00	$165.67

The information shown in the above tables is not necessarily indicative of future performance.

OTHER MATTERS

At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement. If any other matters should properly come before the meeting, the proxy holders have discretionary authority to vote their shares on any such matters according to their best judgment.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed Proxy Page and mail it in the enclosed envelope which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

Shannon Connell, Clerk
Westwood, Massachusetts
March 25, 2016

MEDICAL INFORMATION TECHNOLOGY, INC.
2016 PROXY PAGE

Shareholders may visit our webpage at www.meditech.com/shareholder/reports.html to access the Proxy Statement, the Proxy Page, the 2015 Annual Report on Form 10-K and other SEC filings.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder of Medical Information Technology, Inc. ("MEDITECH") hereby appoints A. Neil Pappalardo and Barbara A. Manzolillo, and either of them acting singly, each with full power of substitution, as proxies to cast all votes which the undersigned Shareholder is entitled to cast at the 2016 Annual Meeting of Shareholders of MEDITECH to be held at its corporate office, 1 Constitution Way, Foxborough, Massachusetts 02035, on Monday, April 25, 2016 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting").

If you sign and return the Proxy Page, the individuals named as proxies will vote your shares following your directions. If you do not indicate any specific choices or "NONE OF THE ABOVE", the proxies will vote your shares for the election of each of the nominees for Director and for the ratification of the selection of Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for 2016. If any other matters are presented for action at the Annual Meeting, the proxies will vote your shares in their discretion. At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

The undersigned Shareholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of MEDITECH or by attending the Annual Meeting and voting in person by ballot.

The undersigned Shareholder hereby acknowledges receipt of the Formal Notice of Annual Meeting and Proxy Statement. The undersigned Shareholder hereby revokes any proxy or proxies heretofore given.

Please complete, date, sign and return promptly in the enclosed envelope. Please sign exactly as your name appears on the back of this Proxy Page. Joint owners should each sign individually. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized Officer who should state his or her title.

WILL YOU BE ATTENDING THE 2016 ANNUAL MEETING? _____

INDICATE YOUR EMAIL ADDRESS AS WELL AS A CHANGE OF MAILING ADDRESS:

_________________________________________________________________

_________________________________________________________________

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INDICATE ANY COMMENTS YOU MAY HAVE:

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MEDICAL INFORMATION TECHNOLOGY, INC.
2016 PROXY PAGE

THE BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR ALL SIX NOMINEES LISTED UNDER PROPOSAL 1 AND VOTE FOR PROPOSAL 2. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

1. To elect the following nominees as the six Directors of MEDITECH to serve until the 2017 Annual Meeting of Shareholders and thereafter until their successors are chosen and qualified:

[ ] A. Neil Pappalardo
[ ] Lawrence A. Polimeno
[ ] Howard Messing
[ ] Roland L. Driscoll
[ ] Edward B. Roberts
[ ] Barbara A. Manzolillo

[ ] NONE OF THE ABOVE

2. To ratify the selection of Wolf & Company as MEDITECH's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016:

[ ] FOR
[ ] AGAINST
[ ] ABSTAIN

Please be sure to sign and date this Proxy Page. The undersigned Shareholder authorizes the proxies to vote on the above matters as indicated and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NAME OF SHAREHOLDER: ____________________________________________

NUMBER OF SHARES AS OF MARCH 25, 2016: ___________________________

SIGNATURE: ________________________________ DATE: ________________